Exhibit 99.1

CONSENT OF CIBC WORLD MARKETS INC.

We hereby consent to the references to our firm name and to our opinion contained under the headings entitled “Summary – Opinions of Financial Advisors” and “The Combination – Background of the Combination”, “—Factors Considered by the Abitibi Board of Directors” and “—Opinions of Abitibi’s Financial Advisors” and the inclusion of the text of our fairness opinion dated January 29, 2007 as Annex L to Amendment No. 4 to the Registration Statement on Form S-4 of AbitibiBowater Inc. dated June 14, 2007. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of such Registration Statement under the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated: June 14, 2007	/s/ CIBC World Markets Inc.